Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-280502 on Form F-3 and Registration Statement No. 333-268108 on Form S-8 of our report dated March 20, 2025, relating to the financial statements of Waldencast plc appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 20, 2025